                                                                   Exhibit 10.11


                              CONVERSION AGREEMENT
                              --------------------



         THIS AGREEMENT is made effective as of the 29th day of February, 1996 ("Effective Date") by and between Unifrax Corporation formerly named The Carborundum Company, (hereafter known as the "Company") a Delaware corporation having offices at 2351 Whirlpool Street, Niagara Falls, New York 14305 and Societe Europeenne des Produits Refractaires, a French corporation having offices at "Les Miroirs", 18 Avenue d'Alsace, 92400 Courbevoie (hereinafter known as "SEPR") with reference to the following facts:

         Whereas, Company desires to have SEPR die cut XPE in order to produce Finished Products; and

         Whereas, affiliates of SEPR owns facilities at Dusseldorf, Germany and in Brazil where XPE is die cut, and SEPR, through such affiliates, is willing to die cut XPE supplied by Company in accordance with the terms and conditions of this Agreement.

         SEPR AND COMPANY AGREE AS FOLLOWS:

         ARTICLE 1 - DEFINITIONS
         -----------------------

         Whenever used in this Agreement the following terms shall have the meaning ascribed to them hereunder.

         1.01     "Agreement" shall mean this Conversion Agreement.

         1.02 "Company" shall mean Unifrax Corporation, a Delaware corporation being as of the date hereof an indirect wholly owned subsidiary of The British Petroleum Company p.l.c. ("BP"), which owns, as of the date hereof, NAF, including patents, trademarks and other intellectual property relating to the XPE Products.

         1.03 "Conversion Fee" shall mean the fee computed in accordance with APPENDIX A attached hereto.

         1.04     "Defaulting Party" shall have the meaning specified in SECTION
                  9.01.

         1.05 "Effective Date" shall mean the date this Agreement is executed by all the parties hereto.



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         1.06     "NAF" shall mean the ceramic fibers business of the Company, located in the United States (and its territories), Canada and Mexico.

         1.07     "Nondefaulting Party" shall have the meaning specified in
                  SECTION 9.01.

         1.08 "XPE" shall mean expanding mat containing ceramic fiber and at least twenty-five percent (25%) by weight vermiculite that is used for catalytic converters ("XPE").

         1.09 "Finished XPE Products" shall mean die cut shapes from XPE meeting NAF's customers' specifications in terms of shape, dimension within given tolerances, statistical control parameters and specified or assumed product performance factors that can be influenced by storage and fabrication such as Kpa compression, tensile, etc.

         1.10 "SEPR's Plant" shall mean the facilities of SEPR's affiliates located in Dusseldorf, Germany and Brazil.

         1.11 "XPE License Agreement" shall mean the license relating to XPE entered into between the Company and SEPR the date hereof.

         ARTICLE 2 - QUANTITY AND SHIPMENT OF FINISHED PRODUCT
         -----------------------------------------------------

         2.01 During the term of this Agreement, SEPR shall be the Company's exclusive sub-contractor for production of Finished XPE Products from jumbo rolls of XPE, for Finished XPE Products sold by the Company outside of the United States (and its territories), Canada and Mexico except for (a) prototypes and
                  (b) if mutually agreed on a case by case basis, small production runs. In the event that there is a requirement for Finished XPE Product in any country outside of Europe and South America, then the following arrangements shall apply. SEPR will be informed of the requirement including first delivery dates for commercial quantities of Finished XPE Products and asked to build the appropriate facility, having regard to capacity, quality, cost, customer delivery dates(such customer delivery dates being reasonable with regard to generally acceptable time period required to install such additional capacity) and other relevant specifications necessary to meet projected Finished XPE Product requirements on a cost competitive basis. SEPR will have one month's notice, from the time of being first informed, in which to decide to establish a new facility and become a sub-contractor to the Company on terms and conditions consistent with the general terms and conditions of this Agreement. If SEPR does so decide, then SEPR will build and commission the facility in time to meet customer requirements for first delivery of commercial quantities of Finished XPE Products of acceptable quality. Subject to provisions of ARTICLE 10.01, should SEPR fail to meet this

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                  delivery deadline as a result of SEPR's fault (the fault of a third party being reasonably evidenced by SEPR), then with respect to the country concerned and any other country as regards a future new or additional facility to meet new or additional Finished XPE Product production from jumbo rolls of XPE, this Agreement will become void and the Company will be able to make its own arrangements for such new or additional conversion. Should SEPR decide not to establish a facility, then the Company shall be entitled to seek and establish an alternative source of Finished XPE Products conversion and will not be bound by this Agreement in the country concerned.

         2.02 SEPR shall produce the Finished XPE Products requested by the Company from the jumbo rolls of XPE supplied by the Company pursuant to ARTICLE 3 using the equipment and Quality Assurance tools currently in use. Changes in equipment or Quality Assurance Tools must be approved in advance by the Company, such approval not to be unreasonably withheld. The Company agrees to pay the Conversion Fee for, and take delivery from SEPR of, Finished XPE Products as reasonably requested by the Company.

         2.03 To assist SEPR in planning production of Finished XPE Products for Company, Company shall provide SEPR an annual forecast and in advance of each calendar month a rolling three month forecast of its anticipated delivery schedule for XPE jumbo rolls, and its requirements for Finished XPE Product.

         2.04 Unless otherwise mutually agreed, all shipments of the Finished XPE Products by SEPR shall be prepared for shipment by surface vessel, ex works SEPR's manufacturing facility packaged in Company's packaging ready for shipment to Company's customer.

         ARTICLE 3 - SUPPLY OF XPE JUMBO ROLLS
         -------------------------------------

         3.01 Company shall deliver to SEPR's plant, quantities of XPE jumbo rolls to enable SEPR to produce Finished XPE Products called for under ARTICLE 2 hereof. SEPR shall produce a minimum number of parts to the given specifications from each jumbo roll equal to the output of fully complying Finished XPE Products for each part number per jumbo roll at the 1996 standard attached as APPENDIX B.

         3.02 Company and SEPR shall agree upon a mutually acceptable schedule for delivery of XPE jumbo rolls to SEPR's affiliates plants' compatible with SEPR's reasonable production schedule and Company's arrangements for delivery of XPE to Company's customers.

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         3.03     Company shall replace any XPE not meeting the Company's
                  written and customer accepted specifications for XPE. SEPR will dispose of all scrap and nonconforming XPE on behalf of the Company in accordance with all applicable laws and regulations. SEPR shall bear all costs associated with the disposal of scrap resulting from the production of Finished XPE Products and off-spec Finished XPE Products. Company shall be responsible for SEPR's reasonable costs for disposal of non-conforming XPE.

         3.04 Should it be necessary to expand capacity to meet increased requirements for Finished XPE Products conversion, then Company and SEPR shall discuss and agree to the extra investment needed to meet the increased conversion requirement. SEPR undertakes to make the necessary investment, on a cost competitive basis, and any such capital expenditure shall be recognized in the calculation of charges for fixed costs as set out herein under APPENDIX A, by making commensurate changes to fixed assets and depreciation.

         ARTICLE 4 - PAYMENT TERMS
         -------------------------

         4.01 Payment Procedures. Payments of the Conversion Fee shall be made by wire transfer in Deutsche Marks when the production service is done by the German plant and Reals (with appropriate indexing using normal commercial practice in Brazil to protect against inflation when the production services done by the Brazilian plant is for sales to customers in Brazil. Payment terms for sales to customers outside of Brazil will be as agreed between the parties.)when done by the Brazilian plant, depending on which facility is providing the production service, to an appropriate bank account designated in writing by SEPR for such purpose. The terms shall be net thirty (30) days from the invoice dates specified in APPENDIX A.. Payments will be subject to any applicable adjustments or reimbursements specified in APPENDIX A. In addition to any rights it may have under this Agreement or under any law, rule or regulation, SEPR shall have the right to cancel orders placed thereunder or to refuse or delay the shipment thereof, if Company wrongfully and repeatedly fails to make timely payments of amounts due hereunder. Lastly, in the event that any invoiced amount remains unpaid after sixty (60) days from the invoice date, Company agrees to pay interest from that date forward on such outstanding balance at an interest rate of one and one-half (1 1/2) percent above the rate quoted from time to time as its prime rate as announced in New York City, New York by Chase Manhattan Bank when the currency used is not the Real, and, when the currency used is the Real, the equivalent rate of interest in Brazil; provided, however, that Company's agreement to pay interest on such overdue obligations does not imply that SEPR will extend any maturity dates for such overdue obligations.


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         4.02     Terms of Conversion Orders. All orders for Finished XPE
                  Products will be deemed to reference this Agreement and will be governed by the terms of this Agreement. Any term or condition set forth on any order or other document submitted by either party which is inconsistent with any term or condition of this Agreement shall be of no force or effect, unless accepted in writing by an authorized officer of the other party. Acknowledgment of an order shall not constitute acceptance of any inconsistent term unless specifically so stated therein. Subject to the provisions of ARTICLE 10.01, SEPR agrees to fill all orders tendered by Company within a reasonable period.

         ARTICLE 5 -WARRANTY
         -------------------

         5.01     Product Warranty
                  ----------------

                  (a) Company warrants that the XPE provided to SEPR shall conform to Company's written and customer accepted specifications (which shall be sent to SEPR from time to time) and shall be free from defects in material and workmanship under normal and proper use in accordance with instructions and directions of Company applicable thereto; provided that SEPR notifies Company in writing of the nature of any defect within thirty (30) days after such defect is first recognized by or reported to SEPR.

                  (b) SEPR warrants that its production service to be performed in accordance with this Agreement shall conform to Company's written and customer accepted specifications and shall be free from defects in material and workmanship under normal and proper use in accordance with instructions and directions of Company applicable thereto; provided that, Company notifies SEPR in writing of the nature of any defect within thirty (30) days after such defect is first reported to Company.

                  (c) Should XPE provided to SEPR hereunder fail to perform in accordance with Company's written and customer accepted specifications, Company shall repair or replace, as appropriate, the defective XPE in question provided that:

                           i) such defect is reported to Company in accordance with the provisions of ARTICLE 5.01(a); and

                           ii) cannot be proven to be the result of the acts or omissions of SEPR.


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

                  (d) Should Finished XPE Products sold hereunder fail to perform in accordance with the Company's written and customer accepted specifications as a result of SEPR's action or fault, SEPR shall repair or replace, as appropriate, the defective Finished XPE Products in question. SEPR shall establish a credit in favor of Company against the purchase price otherwise payable by Company for Finished XPE Products purchased hereunder in an amount equal to the cost of replacing or repairing such Finished XPE Products; provided that:

                           i)       such defect is reported to SEPR in
                                    accordance with the provisions of ARTICLE
                                    5.01(B); and

                           ii) is proven to be the result of the acts or omissions of SEPR.

         5.02 Exclusive Warranty and Limitation of Liability. THE EXPRESS WARRANTIES SET FORTH IN ARTICLE 5.01 CONSTITUTE THE ONLY WARRANTIES WITH RESPECT TO THE XPE OR THE FINISHED XPE PRODUCTS SOLD HEREUNDER. NEITHER SEPR NOR COMPANY MAKES ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW), WITH RESPECT TO THE XPE OR THE FINISHED XPE PRODUCTS, WHETHER AS TO MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, OR ANY OTHER MATTER. THE STATED EXPRESS WARRANTIES ARE IN LIEU OF ALL, AND IN NO EVENT SHALL EITHER SEPR OR THE COMPANY BE HELD LIABLE TO THE OTHER FOR, LIABILITIES OR OBLIGATIONS FOR DAMAGES, INCLUDING BUT NOT LIMITED TO SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOSS OF USE, REVENUE, OR PROFITS, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY BREACH OR REPUDIATION OF THIS AGREEMENT BY SEPR OR THE COMPANY OR THE FURNISHING, FUNCTIONING OR COMPANY'S OR ANY THIRD PARTY'S USE OF ANY FINISHED XPE PRODUCTS PROVIDED FOR IN THIS AGREEMENT. COMPANY'S OR SEPR'S SOLE REMEDY FOR MANUFACTURER LIABILITY OF ANY KIND INCLUDING NEGLIGENCE, WITH RESPECT TO ANY FINISHED XPE PRODUCTS FURNISHED UNDER THIS AGREEMENT, WHETHER THE CLAIMED LIABILITY IS BASED ON A DEFECT, WHETHER DISCOVERABLE OR LATENT, SHALL BE LIMITED TO THE REMEDIES PROVIDED IN
                  ARTICLE 5.01. ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ANY PERSON, INCLUDING EMPLOYEES OR REPRESENTATIVES WHICH ARE INCONSISTENT HEREWITH SHALL BE DISREGARDED AND

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

                  SHALL NOT BE BINDING UPON SEPR OR COMPANY. THE WARRANTIES SET FORTH HEREIN MAY BE ASSERTED BY COMPANY OR SEPR AS THE CASE MAY BE, ONLY, AND NOT COMPANY'S CUSTOMERS.

         ARTICLE 6 - TITLE AND RISK OF LOSS
         ----------------------------------

         6.01 Company shall retain at all times title to all XPE, and Finished XPE Products, including while in SEPR's possession. All risk of loss of or damage to XPE and Finished XPE Products shall be with Company, except while at SEPR's premises. SEPR shall be responsible for any risk of loss or damage to any XPE or Finished XPE Products on SEPR's premises.

         ARTICLE 7 - INDEMNIFICATION
         ---------------------------

         7.01 SEPR shall indemnify and hold Company harmless from and against:

                  i) all claims, losses, liability, damages, fines, penalties and expenses of every kind on account of any injury or damage to property arising directly or indirectly out of SEPR's conversion of, receipt, storage and handling of XPE or Finished XPE Products; and,

                  ii) the disposal by SEPR on behalf of Company of any scrap or non-conforming XPE or Finished XPE Products in contravention of any applicable law or regulation. However, for non-conforming XPE or Finished XPE Products, if the parties cannot agree on what are reasonable costs to dispose of such products (as provided by ARTICLE 3.03), SEPR shall dispose of them in accordance with the Company's instructions and, in such a case, Company shall be responsible for such disposal and Company shall reimburse SEPR for the cost incurred to comply with Company's instructions.

                  This indemnity obligation of SEPR shall survive expiration or termination of this Agreement for any reason.

         ARTICLE 8 - TERM
         ----------------

         8.01 Term and Additional Term. This Agreement shall, when executed, become effective and will remain in effect unless terminated by the Nondefaulting Party pursuant to ARTICLE 9.01, or on a date decided by SEPR, subject to six (6) month's notice, but in no event later than the last to expire of the patents listed on SCHEDULE B of the XPE License Agreement.


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


         ARTICLE 9 - DEFAULT AND TERMINATION AND EXPIRATION
         --------------------------------------------------

         9.01 Termination. Either party not in default under this Agreement (the "Nondefaulting Party") may terminate this Agreement at any time upon ninety (90) days written notice to the other party in default (the "Defaulting Party") upon the occurrence of any of the following events:

                  (a) SEPR repeatedly and wrongfully rejects or revokes acceptance of purchase orders for the conversion of XPE tendered by Company into Finished XPE Products under this Agreement.

                  (b)      The Defaulting Party repeatedly and wrongfully:

                           i)       fails to make payments when due; or

                           ii) fails to ship Finished XPE Products in the manner and within the time limits set forth in this Agreement and such failure is not cured within a reasonable period after notice of the failure is given by the Nondefaulting Party.

                  (c) The Defaulting Party repeatedly and wrongfully breaches any other term or condition of this Agreement and such breach is not cured within a reasonable period after notice of the breach is given by the Nondefaulting Party.

                  (d) If at any time the Defaulting Party shall generally not pay the Defaulting Party's debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors.

                  (e) If the Defaulting Party shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate the Defaulting Party as bankrupt or insolvent, or seeking the reorganization, arrangement, adjustment, liquidation, dissolution or composition of the Defaulting Party or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for the Defaulting Party or for all or a substantial party of its assets, or any such case, proceeding, or other actions against the Defaulting Party shall commence after the Effective Date of this Agreement and such case, proceeding or other action:


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

                           i) results in the entry of any order for relief against the Defaulting Party which is not fully stayed within seven (7) business days after entry thereof; or

                           ii) shall remain undismissed for a period of forty-five (45) days.

         9.02     Effect of Termination or Expiration. Upon termination of this
                  Agreement:

                  (a)      In the event SEPR is the Defaulting Party pursuant to
                           ARTICLE 9.01, all unfilled orders for Finished XPE Products shall at the Company's option, be canceled.

                  (b) SEPR shall immediately return to Company all items of proprietary or confidential information delivered to SEPR hereunder.

                  (c) The XPE License Agreement shall become effective except for termination under ARTICLE 9.01.

         ARTICLE 10 - FORCE MAJEURE AND LAWS
         -----------------------------------

         10.01 Force Majeure. The parties hereto shall not be held liable or responsible for delay or failure to take any actions called for under this Agreement occasioned by acts of God, force majeure or any cause beyond the control of the parties, including but not limited to war; civil disturbances; fire; flood; earthquake; windstorm; unusually severe weather; acts or defaults of common carriers; accidents; strike or other labor trouble; lack of or inability to obtain raw materials, transportation, labor, fuel or supplies; governmental laws, acts, regulations, embargoes, or orders (whether or not such later prove to be invalid); any of which shall release the parties from the performance of this Agreement.

         10.02 Compliance with Laws and Regulations. This Agreement shall comply with and its obligations shall be performed in accordance with the laws, whether national or supranational, of all jurisdictions in which the Agreement is to be performed (including the United States). If any provision of this Agreement constitutes a breach of any applicable law or is considered to be or will be void or unenforceable, such provision shall be deemed to be deleted and the remaining provisions shall continue in full force and effect.

         10.03 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio without regard to rules on choice of law and SEPR hereby consents to submit to the jurisdiction of the American Arbitration Association located in New York, New York in the event of any dispute between the parties and to the
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
                  jurisdiction of applicable courts in the United States and elsewhere to enforce any award of said American Arbitration Association, or to grant any interim relief as set forth in
                  ARTICLE 10.04.

         10.04 Dispute Resolution. In the event of any dispute, claim, question, or disagreement arising out of or relating to this Agreement or the breach thereof, the parties hereto shall use their best efforts to settle such disputes, claims, questions, or disagreements. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If they do not reach such solution within a period of thirty (30) days, either party may submit the dispute to binding arbitration administered by the American Arbitration Association under its International Arbitration Rules. The place of arbitration shall be New York, New York and the language of arbitration shall be English. The number of arbitrators shall be three, unless the parties agree otherwise. Both parties agree that time is of the essence in any arbitration. Each party shall submit their choice of an arbitrator to the Association within five (5) business days after receiving notice from the Association of an arbitration proceeding. The arbitrators so selected shall have five (5) business days to select a third arbitrator. If the arbitrators selected by the parties cannot agree on a third arbitrator within this time period, then a third arbitrator shall be selected by the Association to complete the panel. The parties agree that an arbitrator may grant a party's request for a preliminary injunction to minimize damage in an appropriate circumstance. As an aid to arbitration, either party may also seek assistance from judicial authorities to provide interim relief, such as an injunction, if necessary.

         ARTICLE 11 - GENERAL
         --------------------

         11.01 Notices. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be deemed to have been duly given if in writing and delivered personally, or five (5) business days after being mailed first class, postage prepaid, registered or certified mail, or if telecopied and confirmed by one of the preceding methods, as follows:

                  If to SEPR:
                         Societe Europeenne des Produits Refractaires
                         Les Miroirs
                         18 Avenue d'Alsace
                         92400 Courbevoie
                         Attention: Legal Affairs Department
                         Fax: 33-1-47-62-3683


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

                  If to Company:
                         Unifrax Corporation
                         2351 Whirlpool Street
                         Niagara Falls, New York 14305
                         Attention: Vice President Sales & Marketing
                         Fax:     716-278-2963

                  Any party may change the address to which such communications are to be directed to it by giving written notice to the other in the manner specified in this ARTICLE 11.01.

         11.02 Entire Agreement. This Agreement and the attached schedules referred to herein set forth the entire agreement and understanding of the parties in respect to the transactions contemplated hereby and supersede all prior agreements, arrangements and undertakings relating to the subject matter hereof.

         11.03 Sucessors and Assigns. This Agreement shall be binding on and inure to the benefit of SEPR and Company and their respective successors. Except that Company must assign all of its rights and obligations herein to any purchaser or assignee of substantially all of NAF's assets, this Agreement and the rights and obligations of the parties thereto may not be assigned without the prior written consent of the other party hereto.

         11.04 Amendment. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or, in the case of a waiver, by or on behalf of the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

         11.05 Headings/Counterpart. The article or section headings contained in this Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one.


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

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in two original copies by their duly authorized representatives as of the day and year first above written.



UNIFRAX CORPORATION                 SOCIETE EUROPEENNE DES
                                    PRODUITS REFRACTAIRES


By: ______________________          By: _________________________
Name:  Christopher C. Clarke        Name:_______________________
Title:    Attorney-In-Fact          Title:

APPENDIX A


Price Adjustment

On a quarterly basis, NAF will carry out a reconciliation of deliveries of jumbo rolls to SEPR and SEPR's inventory of jumbo rolls and uninvoiced die-cut pieces on hand produced against a specific order from NAF (excluding any substandard or off-specification parts), against the number of toll die-cut pieces invoiced by SEPR using the standard yield for each part number as the benchmark. NAF shall submit the reconciliation calculation to SEPR within 30 days of the end of each quarter. In the event that the total produced is lower than the standard yield multiplied by the number of jumbo rolls used, then SEPR shall pay NAF for the shortfall. The reimbursement for the shortfall shall be made by way of a credit note against the next month invoices.

The adjustment shall be calculated by multiplying the total area (in cm2) of the difference between the standard and actual yield for each part number by the Standard Cost of Production per cm2 for such grade of XPE produced as a jumbo roll.

In the event that the total produced is higher than the standard yield then NAF shall pay an additional amount to SEPR. The adjustment shall be calculated by multiplying the total area (in cm2) of the difference between the standard and the actual yield for each part number by the Standard Cost of Production per cm2 for such grade of XPE produced as a jumbo roll.

If SEPR disagrees with the reconciliation, they shall notify NAF within 10 days. The parties will then meet during the next 20 days in a good faith attempt to resolve the difference. In the event that they fail to reach agreement, the dispute will be put to arbitration, which will be binding. The parties will select an independent accounting firm having no business relationship with either NAF in the USA or SEPR either in France or in the country in question.

Reimbursement for Off-specification Production

In the event that a customer of NAF rejects a delivery or number of parts of die-cut XPE through failure to comply with the specification or for other reason of defect then the following compensation mechanism shall be employed.

In the event that the defect or failure to meet specification is the fault of NAF, then NAF shall pay the invoices for the production of such parts by SEPR and shall return to SEPR, at NAF's cost, such defective parts and pay SEPR for the disposal thereof.

In the event that the defect or failure to meet specification is the fault of SEPR, then NAF shall return to SEPR, at SEPR's cost, such defective parts and SEPR shall dispose of the parts at SEPR's cost. SEPR shall compensate NAF for the die-cutting fee for the defective parts and shall further reimburse NAF for the material cost of the defective parts. Such reimbursement shall be calculated by multiplying the area of defective parts returned, by the Standard Cost of Production of such grade of XPE produced as a jumbo roll. SEPR shall further compensate NAF for carriage costs to the customer and freight and import costs for replacement jumbo rolls. Compensation shall be made in the form of a credit note against future toll die-cutting fees unless the amount of compensation is such that the period for recovery of the credit would run beyond the expiry date of this Agreement in which case the total amount of the compensation shall be paid in cash.

NB: Standard Cost of Production excludes Factory Administration.

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                                     EXAMPLE

GERMANY 1994 & 1995

-        Total Fixed =        [         *        ]

-        Total Variable =     [         *        ]

-        Total CM(2) for 1994 = [         *        ]

-        Fixed rate monthly charge = [      *         ]

-        Base variable reimbursement rate for '94 = [     *        ]

-        Inflation rate for 1995 = [         *         ]

-        Base variable reimbursement rate for 1995 = [   *        ]

-        Variable reimbursement rate for [       *        ]

- Review cost experience semi-annually and adjust variable rate as necessary.

* Brackets indicate confidential material omitted and filed separately with the S.E.C.

                                                                      APPENDIX A

                                     GERMANY
                             1994 DIE CUTTING COSTS
                              (EXCLUDING MATERIALS)



See Schedules Attached (2 & 3)

                                                                        DM                  $
                                                                        --                  -

Fixed Costs

Building Use                                                             [          *            ]

Maintenance                                                              [          *            ]

Supervision
[ * ] x direct cost excluding paper
[ * ]                                                                    [          *            ]

Depreciation                                                             [          *            ]

ROCE (NFA year-end)
[ * ]


Variable Costs

Labor                                                                    [          *            ]
Utilities, etc.                                                          [          *            ]


Total Die Cutting Costs


Note exchange rate [ * ] except NFA


*        To nearest $000.


* Brackets indicate confidential material omitted and filed separately with the S.E.C.

                                                                      APPENDIX A


                                German Operation
                             Revised 1994 Submission

Fixed Assets and Depreciation 1994


                                                   BALANCE         DEPRECIATION
ASSET DESCRIPTION                                 31/12/94              1994            BASIS 1994
-----------------                                 --------              ----            ----------
                                                     DM                  DM

     Direct Assets
          Die Cutter                                 [                    *                    ]
          Stepmotor                                  [                    *                    ]
          Heating                                    [                    *                    ]
          Tools, etc                                 [                    *                    ]

     QC Assets
          Instrar Machine                            [                    *                    ]
          XPE Lab Equipment                          [                    *                    ]
          Ionizer                                    [                    *                    ]
          Scales                                     [                    *                    ]
                                                     [                    *                    ]




     TOTAL COSTS

          Production                                 [                    *                    ]
          Add
              QQ Occupancy                           [                    *                    ]
              QC Dep                                 [                    *                    ]
                                                     [                    *                    ]

          Less
              Paper                                  [                    *                    ]
              Dep                                    [                    *                    ]
              Occupancy                              [                    *                    ]
              Repairs                                [                    *                    ]
              Labor                                  [                    *                    ]

          Utilities & Consumables                    [                    *                    ]




* Brackets indicate confidential material omitted and filed separately with the S.E.C.

                                                                      APPENDIX A

                                     BRAZIL

NFA
     As previous schedule                                                                                     [     *     ]
     Building additions for XPE included in previous submission in error
     NBV @31/12/84                                                                                            [     *     ]

     As previously submitted                                                                                  [     *     ]

Depreciation Basis
     Machinery/Equipment                             [      *     ]
     Furniture/Fittings                              [      *     ]
     Hardware                                        [      *     ]
     Software                                        [      *     ]

     Note building additions                         [      *     ]

Total Costs - As 1994 Schedule                                                                                [     *     ]

     Make-Up
         Material                                                                                             [     *     ]
         Packaging                                                                                            [     *     ]
         Labor, etc.                                                                                          [     *     ]
         Maintenance                                                                                          [     *     ]
         Depreciation                                                                                         [     *     ]
         Other                                                                                                [     *     ]


* Brackets indicate confidential material omitted and filed separately with the S.E.C.

                                                                      APPENDIX A

                            1996 CHARGES & INFLATION



                                               BRAZIL                                  GERMANY
                                               ------                                  -------

Labor                                       [      *     ]                          [      *     ]
                                            [      *     ]                          [      *     ]


Utilities, etc.                             [      *     ]                          [      *     ]
                                            [      *     ]                          [      *     ]


Maintenance (labor)                         [      *     ]                          [      *     ]
                                            [      *     ]                          [      *     ]

Supervisor (labor)                          [      *     ]                          [      *     ]
                                            [      *     ]                          [      *     ]

ROCE
20% on 1995 balance                         [      *     ](1)                       [       *    ](2)


1        [                                  *                          ]

2        [                                  *                          ]




* Brackets indicate confidential material omitted and filed separately with the S.E.C.

                                   APPENDIX B*

                                     BRAZIL

                                FINAL WEIGHT OF           YIELD EXPECTED                GROSS PIECE
        ITEM NO.                 PIECE [LBS.]                   [%]                    WEIGHT [LBS.]
        --------                 ------------                   ---                    -------------

          67471                      [                *                                           ]
          67472                      [                *                                           ]
          67474                      [                *                                           ]
          67480                      [                *                                           ]
          67486                      [                *                                           ]
          67475                      [                *                                           ]

                                     GERMANY

        ITEM NO.                FINAL WEIGHT OF           YIELD EXPECTED                GROSS PIECE
        (FFX-NO.                 PIECE [KG]**                   [%]                     WEIGHT [KG]
        --------                 ------------                   ---                     -----------

           2013                      [                *                                           ]
           2148                      [                *                                           ]
           2258                      [                *                                           ]
           2528                      [                *                                           ]
           2598                      [                *                                           ]
           2598A                     [                *                                           ]
           2633                      [                *                                           ]
           2652                      [                *                                           ]
           2668                      [                *                                           ]
           2708                      [                *                                           ]
           2776                      [                *                                           ]
           2785                      [                *                                           ]
           2797                      [                *                                           ]
           2799                      [                *                                           ]
           2812                      [                *                                           ]
           2812A                     [                *                                           ]
           2817                      [                *                                           ]
           2836                      [                *                                           ]
           2837                      [                *                                           ]
           2850                      [                *                                           ]
           2893                      [                *                                           ]
           2894                      [                *                                           ]
           2895                      [                *                                           ]
           2896                      [                *                                           ]
           2900                      [                *                                           ]
           2901                      [                *                                           ]
           2902                      [                *                                           ]
           2906                      [                *                                           ]




* Brackets indicate confidential material omitted and filed separately with the S.E.C.

                                     GERMANY
                                   (continued)



        ITEM NO.                FINAL WEIGHT OF           YIELD EXPECTED                GROSS PIECE
        (FFX-NO.                 PIECE [KG]**                   [%]                     WEIGHT [KG]
        --------                 ------------                   ---                     -----------

          2916                     [                  *                                           ]
          2917                     [                  *                                           ]
          2955A                    [                  *                                           ]
          2959                     [                  *                                           ]
          2972                     [                  *                                           ]
          2976                     [                  *                                           ]
          2977                     [                  *                                           ]
          2979                     [                  *                                           ]
          2983                     [                  *                                           ]
          2988A                    [                  *                                           ]
          2999                     [                  *                                           ]
          3000                     [                  *                                           ]
          3018                     [                  *                                           ]
          3021                     [                  *                                           ]
          3036                     [                  *                                           ]
          3054                     [                  *                                           ]
          3058                     [                  *                                           ]
          3061                     [                  *                                           ]
          3087                     [                  *                                           ]
          3088                     [                  *                                           ]
          3089                     [                  *                                           ]
          3093                     [                  *                                           ]
          3096                     [                  *                                           ]
          3097                     [                  *                                           ]
          3098                     [                  *                                           ]
          3104                     [                  *                                           ]
          3107                     [                  *                                           ]
          3108                     [                  *                                           ]
          3115                     [                  *                                           ]
          3116                     [                  *                                           ]
          3120                     [                  *                                           ]
          3121                     [                  *                                           ]
          3143                     [                  *                                           ]
          3153                     [                  *                                           ]
          3154                     [                  *                                           ]
          3158                     [                  *                                           ]
          3159                     [                  *                                           ]
          3160                     [                  *                                           ]
          3161                     [                  *                                           ]
          3162                     [                  *                                           ]




* Brackets indicate confidential material omitted and filed separately with the S.E.C.

                                     GERMANY
                                   (Continued)



        ITEM NO.                FINAL WEIGHT OF           YIELD EXPECTED                GROSS PIECE
        (FFX-NO.                  PIECE [KG]                    [%]                     WEIGHT [KG]

          3175                        [               *                                           ]
          3183                        [               *                                           ]
          3186                        [               *                                           ]


* To calculate the number of good pieces in any given roll, the following is needed:

         1)       roll weight
         2)       weight of piece
         3)       yield expected

For example:

         Roll weight                =       [   *   ]
         Weight of piece            =       [   *   ]
         Yield expected             =       [   *   ]

Gross piece weight                  =       [   *   ]
Gross piece per roll                =       [   *   ]


**       1 Kilogram = 2.205 Lbs.


* Brackets indicate confidential material omitted and filed separately with the S.E.C.